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                                  EXHIBIT 32.2

            Certification of Principal Financial Officer Required by
        Rule 13a-14(b) of the Securities Exchange Act of 1934 and Section
            1350 of Chapter 63 of Title 18 of the United States Code.

     In connection with the Quarterly Report of Metatec, Inc. (the "Company") on Form 10-Q for the quarterly period ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gary W. Qualmann, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that, to the best of my knowledge:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Gary W. Qualmann
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Gary W. Qualmann
Chief Financial Officer
August 14, 2003


A signed original of this written statement required by Section 906 has been provided to Metatec, Inc. and will be retained by Metatec, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.